Exhibit 21.1

LIST OF SUBSIDIARIES OF CORECIVIC, INC.

ACS Corrections of Texas, L.L.C., a Texas limited liability company

Alex City SSA, LLC, a Kentucky limited liability company

Avalon Corpus Christi Transitional Center, LLC, a Texas limited liability company

Avalon Correctional Services, Inc., a Nevada corporation

Avalon Transitional Center Dallas, LLC, a Texas limited liability company

Avalon Tulsa, L.L.C., an Oklahoma limited liability company

BG INS, LLC, a Kentucky limited liability company

BG SSA, LLC, a Kentucky limited liability company

Campbellsville SSA, LLC, a Kentucky limited liability company

Carver Transitional Center, L.L.C., an Oklahoma limited liability company

CCA Health Services, LLC, a Tennessee limited liability company

CCA International, LLC, a Delaware limited liability company

CCA South Texas, LLC, a Maryland limited liability company

CCA (UK) Ltd., a United Kingdom limited company

CoreCivic, LLC, a Delaware limited liability company

CoreCivic Government Solutions, LLC, a Maryland limited liability company

CoreCivic of Kansas Holdings LLC, a Maryland limited liability company

CoreCivic of Kansas LLC, a Maryland limited liability company

CoreCivic of Tallahassee, LLC, a Maryland limited liability company

CoreCivic of Tennessee, LLC, a Tennessee limited liability company

CoreCivic TRS, LLC, a Maryland limited liability company

Correctional Alternatives, LLC, a California limited liability company

Correctional Management, Inc., a Colorado corporation

EP Horizon Management, LLC, a Texas limited liability company

Fort Worth Transitional Center, L.L.C., an Oklahoma limited liability company

Government Real Estate Solutions LLC, a Delaware limited liability company

Green Level Realty, LLC, a Colorado limited liability company

Mid South Holdings LLC, a Delaware limited liability company1

National Offender Management Systems, LLC, a Colorado limited liability company

Prison Realty Management, LLC, a Tennessee limited liability company

Recovery Monitoring Solutions Corporation, a Texas corporation.

Rocky Mountain Offender Management Systems, LLC, a Colorado limited liability company

SSA Baltimore Holdings LLC, a Delaware limited liability company

SSA Baltimore LLC, a Delaware limited liability company

Southern Corrections System of Wyoming, L.L.C., an Oklahoma limited liability company

Technical and Business Institute of America, LLC, a Tennessee limited liability company

Time To Change, Inc., a Colorado corporation

TransCor America, LLC, a Tennessee limited liability company

TransCor Puerto Rico, Inc., a Puerto Rico corporation

Turley Residential Center, L.L.C., an Oklahoma limited liability company

[1]

Mid South Holdings LLC, a Delaware limited liability company, is the parent of twenty four subsidiaries organized and operating in Kentucky, which carry on the same line of business (the ownership and operation of commercial real estate).